UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 26, 2011

BIO-SOLUTIONS, CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-113296	98-0557171
(Commission File Number)	(IRS Employer Identification No.)

14517 Joseph Marc Vermette
Mirabel (Quebec), Canada
J7J 1X2

(Address of Principal Executive Offices)

(514)  686-2611

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Certain statements included in this Form 8-k regarding Bio-Solutions, Corp. (the “Company”) that are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated operations of the Company. These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management, and words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of our current or proposed business activities. Accordingly, actual results may differ.

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 26, 2011 the Company entered into an agreement (the “Agreement”) with William J. Gallagher to acquire from Mr. Gallagher the dietary supplement “Type2 Defense” (the “Supplement”) together with all intellectual property associated therewith.  In consideration for the transfer and acquisition of the Supplement, the Company will issue to Mr. Gallagher and/or his designees a total of 40 million shares of the Company’s common stock.

A total of 20 million shares of common stock were to be issued on the execution of the agreement, 10 million shares will be issued when the Type2 Defense website is operational, a contract is signed with SciLabs, the Supplement’s manufacturer, and the first production run is completed.  An additional 10 million shares of stock will be issued when the Company has secured 1,500 customers.

Subsequent to the execution of the Agreement, Mr. Gallagher joined the Company’s Board of Directors and was also appointed its chief financial officer.

The foregoing is a summary of the Agreement.  The Agreement is attached hereto as Exhibit 10.1.  You are urged to read the Agreement in its entirety.

THE BUSINESS:

Type2 Defense

Type2 Defense™ is a glucose control dietary supplement powder formulated to support healthy glucose levels in addition to maintaining healthy blood pressure. Packaged with 30 packets to a box, the product powder drink mix delivery system has been developed to support healthy glucose levels for type 2 diabetics and pre-diabetics.  The product is also effective in controlling hypertension and has strong antioxidant powers.

We intend to sell and market the product on the Internet.   The target market is type 2 and pre-diabetics.  Type2Defense (the “Product” or the “Supplement”) is delivered in 10 gram plastic packets (i.e. Emergent- C) conveniently packaged in a box of 30 servings. The targeted market is heath conscious individuals that have been diagnosed as Type II diabetics or individuals who are concerned with pre-diabetic symptoms.

We believe that there is a growing market place that lacks adequate healthy tools to maintain healthy blood glucose levels. Type2 Defense is a powder blend of natural ingredients that has been developed to s maintains healthy blood glucose levels. The Type2 Defense powder blend is a flavorful supplement when mixed with water becomes an effective vehicle that encourages its target market with a convenient and all natural pure health beverage containing green tea blended with cinnamon and blueberry flavoring along with Type2 Defense proprietary blend.  The Product’s goal is to provide a safe and natural supplement that will assist in the stabilization of healthy glucose levels along with providing strong antioxidants.

TYPE II and PRE-DIABETIES Market:

Expanding waistlines, poor diet and an overall lack of exercise are all contributing factors to diabetes.   Medical reports speak in alarming tones about the increased frequency of chubby children being diagnosed with juvenile diabetes along with the increased diagnosis of elderly and adult onset diabetes. The American culture of little exercise and unhealthy eating choices have led the medical industry down the path of the American Diabetes epidemic. Studies show that the diabetes epidemic will only get worse. A projected 1.6 million Americans will be diagnosed with diabetes every year. While diabetes awareness is catching on, diabetes is a real danger to the general health populace and fiscal economics of this country.

The reality is that many people are pre-diabetic before they acquire type I or Type II diabetes. Most doctors are not trained to prevent diabetes but only treat it once the symptoms of diabetes have taken effect. Treatment involves lifestyle changes, such as daily exercise and healthful eating, oral medications and sometimes insulin. Also, multiple daily blood testing with meters and test strips to monitor sugar levels are required, along with doctor-supervised tests to measure blood-sugar control.

The costs associated with diabetes are overwhelming. Diabetes can seriously devastate the average Americans budget, especially for those individuals who do not have medical insurance. Doctors’ visits, insulin, oral medication, test strips, syringes, all add up to thousands of dollars per year. The long term health costs are even more devastating. Over time diabetes will create nerve damage that will accelerate many common deadly health conditions leading to higher medical cost and a lower quality of life. Such changes include but are not limited to heart attack, stroke, and decreased circulation. Untreated diabetes will lead to a litany of deadly medical conditions.

The Centers for Disease Control and Prevention predicts that one of every three babies who were born in 2000 will develop diabetes. The CDC also claims 41 million people have blood-sugar levels that are higher than normal but not quite high enough to be called diabetes. This condition is called pre-diabetes, and it also raises the risk of diabetes, stroke and heart disease.

Marketing Strategies and Web Site

The Company’s business plan calls for hiring a nutritional spokes person and or diabetic celebrity to be prominently featured on its website.  Marketing Type2 Defense will be a web based with a strong social marketing focus.

Educational material regarding diabetes and links to popular sites will provide a content rich site.  Health and fitness will be the main model of the website.

Internet ad click-through will lead prospective customers directly to our home page. The home page and other pages will be available for shoppers to peruse and satisfy curiosity.

Leads driven to the Type2 Defense order page will see an offer for a one month free trial with paid shipping.  Acceptance of the free offer will enroll the customer for monthly auto-ship program of one box per month with a 12 month minimum order which will be charged monthly to the customer’s credit card.   Repeat customers on automatic monthly shipping schedules charged to credit cards will be the key to a steady flow of cash receipts.

Customers will have the opportunity to cancel memberships at any time after the first month’s free sample and purchase of one case.

We anticipate that most of our sales will be one box of 30 packets on auto-ship programs. We anticipate that the product will be shipped from a distribution facility and fulfillment service.  Subject to changes in the market, we anticipate selling the Product for $42.00 per box.

To date, neither Mr. Gallagher nor the Company has generated any revenues from the sale of the Supplement.

Government Regulation

The manufacturing, processing, formulating, packaging, labeling, distributing, selling and advertising of our Type2 Defense will be subject to regulation by one or more federal agencies.  The most active regulation has been administered by The Food and Drug Administration (hereinafter the "FDA") which will regulate our Product.   In particular, the FDA regulates the safety, manufacturing, labeling and distribution of dietary supplements, including vitamins, minerals and herbs, food additives, food supplements, over-the-counter drugs and prescription drugs, medical devices and cosmetics. In addition, the Federal  Trade  Commission  (hereinafter the "FTC") has overlapping jurisdiction with  the  FDA  to  regulate  the labeling, promotion and advertising of dietary supplements,  over  the  counter  drugs,  cosmetics  and  foods.

Dietary  supplement companies are authorized to make substantiated statements of nutritional  support  and,  subject  to  several possible limitations, to market manufacture-substantiated-as-safe  dietary  supplement  products  without  FDA pre-clearance.  Failure to comply with applicable FDA requirements can result in sanctions being imposed on the Company or the manufacturers of our products, including but not limited to fines, injunctions, product recalls, seizures and criminal prosecution.

As for labeling, DSHEA permits "statements of nutritional support" for dietary supplements without FDA pre-approval. Such statements may describe how particular dietary ingredients affect the structure, function or general well-being of the body, or the mechanism of action by which a dietary ingredient may affect body structure, function or well-being (but may not state that a dietary supplement will diagnose, mitigate, treat, cure or prevent a disease). A company making a statement of nutritional support must possess substantiating evidence for the statement, and, for such statements that are not about the effects on the body as a result of a dietary supplement used as a tool for its nutritive value and are not otherwise "health claims," disclose on the label that the FDA has not reviewed that statement and that the product is not intended for use for a disease, and notify the FDA of the statement within thirty (30) days after its initial use.

The FTC is authorized to use a variety of processes and remedies for enforcement, both administratively and judicially including compulsory process, cease and desist orders, and injunctions. FTC enforcement can result in orders requiring, among other things, limits on advertising, corrective advertising, consumer redress, divestiture of assets, rescission of contracts and such other relief as may be deemed necessary. State and local authorities can also regulate advertising and labeling for dietary supplements and conventional foods. There can be no assurance that state and local authorities will not commence regulatory action that could restrict the permissible scope of our product claims.

RISK FACTORS ASSOCIATED WITH OUR ACQUISITION OF TYPE2 DEFENSE FORMULATION

 An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors described below together with all of the other information contained herein.  Each of these risks could have a material adverse effect on our business, operating results, and financial condition and/or growth prospects. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations.  If any of these risks actually occur, out business, financial condition or results of operations may be materially adversely affected.  In such case, the trading price of our common stock could decline and shareholders could lose all or part of their investment

We have never marketed a glucose control dietary supplement.

We intend to rely on a number of marketing and sales methods. Our primary focus will be Internet advertising. There can be no assurance that we will be able to launch a successful marketing campaign or that consumers will purchase our product. Our new management team has never sold products similar to the Type2 Defense.

We may not be successful with our product launch.

There is no assurance that we will be able to generate sufficient revenues to achieve profitability. We anticipate that we will continue to generate operating losses and negative cash flow from operations at least through the end of 2012 or longer. We cannot be certain that we will ever achieve, or if achieved, maintain profitability. If our revenue grows at a slower rate than we anticipate or if our marketing and operating expenses exceed our expectations or cannot be adjusted accordingly, our business, results of operation and financial condition will be materially adversely affected and we may be unable to satisfy the terms and conditions of outstanding debentures or continue operations.

We have not implemented our marketing program.

We have not yet implemented our Type2Defense marketing program.  Our officers have limited experience in the sales and marketing of this type of product.    There can be no assurance that we will be able to retain qualified consultants or that our marketing program will be successful.

 Our success will depend on external factors in the diabetic and nutritional supplement industries.

Operating in an inventory where Type2 Defence will compete against more traditional medical treatments involves a substantial degree of risk.  Consumer receptiveness to Type2 Defence is unpredictable.  The commercial success of a Type2 Defence also depends upon:

•	the quality and acceptance of other competing brands and products;
•	creating brand awareness;
•	critical reviews;
•	the availability of alternatives;
•	general economic conditions; and
•	other tangible and intangible factors.

Each of these factors is subject to change and cannot be predicted with certainty.

We may be exposed to product liability and recall claims.

We, like any other retailer, distributor and manufacturer of products that are designed to be ingested, face an inherent risk of exposure to product liability or product recall claims in the event that the use of our products results in injury.  Such claims may include, among others, that our products contain contaminants or include inadequate instructions as to use or inadequate warnings concerning side effects and interactions with other substances.   We currently do not carry product liability insurance.

The scientific support for our products is subject to uncertainty.

Our research, scientific knowledge and clinical testing supporting the medicinal benefits of Type2 Defence is an essential element of our ability to legally market our products. We believe that are clinical trials are sound and that we have a reasonable basis to rely on them in marketing the product. There is, however, the risk that new or undiscovered information may become available that may undermine or refute our scientific support. A reduction in the credibility of our scientific support for the medicinal benefits of our products could have a material adverse effect on our operations and financial conditions.

We will be in competition with companies that are larger, more established and better capitalized than we are.

The medical supplement industry, as well as dietary supplements in general, is highly competitive, rapidly evolving and subject to constant change. We expect that if our products establish a market niche, competition will arise from a variety of sources, from large Fortune 500 companies and to the myriad of other smaller national and regional nutraceutical companies.

Many of our potential competitors have:

•	greater financial, technical, personnel, promotional and marketing resources;
•	longer operating histories;
•	greater name recognition; and
•	larger consumer bases than us.

We believe that existing industry competitor are likely to continue to expand their product offerings. Moreover, because there are few, if any, substantial barriers to entry, we expect that new competitors are likely to offer similar products designed to treat diabetes. We cannot be certain that we will be able to compete successfully in this extremely competitive market.

Uncertain and Costly Compliance with Government Regulation.

The manufacturing, processing, formulating, packaging, labeling, distributing, selling and advertising of Type2 Defense will be subject to regulation by one or more federal agencies. The most active regulation has been administered by The Food and Drug Administration (hereinafter the "FDA") which regulates our products pursuant to the Federal Food, Drug and Cosmetic Act (hereinafter the "FDCA") and regulations promulgated thereunder. In particular, the FDA regulates the safety, manufacturing, labeling and distribution of nutritional and medical supplements. In addition, the Federal Trade Commission (hereinafter the "FTC") has overlapping jurisdiction with the FDA to regulate the labeling, promotion and advertising of dietary supplements, over the counter drugs, cosmetics and foods.

Compliance with applicable FDA and any state or local statute is critical.  Although we believe that we will be in compliance with applicable statutes, there can be no assurance that, should the FDA amend its guidelines or impose more stringent interpretations of current laws or regulations, we would be able to comply with these new guidelines.  We are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future.  These regulations could, however, require the reformation of Type2 Defense or market withdrawal.

Unauthorized use of our intellectual property may affect our market share and profitability.

We do not have a registered trademark. We intend to apply for a trademark with the U.S. Patent and Trademark Office o protect our rights to use the name Type2 Defence as a nutritional supplement and to protect certain of our proprietary product formulations. We believe that our trademark application will be meritorious, but we can make no assurance that our applications may be not be materially limited or modified or denied in whole or in part in the course of their prosecution before the Patent and Trademark Office.

We will continue to try to protect intellectual property rights to our products through available copyright and trademark laws. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain jurisdictions. We may distribute our products in some jurisdictions in which there is no copyright or trademark protection. As a result, it may be possible for unauthorized third parties to distribute products that infringe on our proprietary rights. We will rely on our trademarks, trade secrets, know-how and continuing technological advancement to establish a competitive position in the marketplace. Despite our precautions, there can be no assurance that we will be able to adequately protect our intellectual property from competitors in the future. In addition, litigation may be necessary in the future to:

•	enforce intellectual property rights;
•	protect our trade secrets;
•	determine the validity and scope of the rights of others; or
•	defend against claims of infringement or invalidity.

Any such litigation could result in substantial costs and the diversion of resources and could have a material adverse effect on our business, operating results or financial condition.  Further we may not have the financial resources available to protect our intellectual property.

Protecting and defending against intellectual property claims may have a material adverse effect on our business.

From time to time, we may receive notice that others have infringed on our proprietary rights or that we have infringed on the intellectual property rights of others. There can be no assurance that infringement or invalidity claims will not materially adversely affect our business, financial condition or results of operations. Regardless of the validity or the success of the assertion of claims, we could incur significant costs and diversion of resources in protecting or defending against claims, which could have a material adverse effect on our business, financial condition or results of operations.

Section 2- Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

See disclosure in Item 1.01 above

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 21, 2011

Bio-Solutions, Corp.
By:	/s/Gilles Chaumillon
Gilles Chaumillon, CEO